As filed with the Securities and Exchange Commission on March 18, 2008

Registration No. 333-----------

United States
Securities and Exchange Commission
Washington, D.C. 20549

Form S-8
Registration Statement Under The
Securities Act of 1933

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	87-0400335
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

One Sugar Creek Center Blvd., # 125
Sugar Land, Texas 77748
voice: (713) 353-9400
fax: (713) 353-9421
(Address and telephone number of principal executive office)

Stock and Stock Option Plan, As Amended
(Full Title of the Plan)

Kent Watts, CEO and President
One Sugar Creek Center Blvd., # 125
Sugar Land, Texas 77748
voice: (713) 353-9400                      fax: (713) 353-9421
(Name, address, including zip code, and telephone number
including area code, of agent for service)

With a Copy to:

Joel Seidner, Esq.
880 Tully Road, Suite 50
Houston, Texas 77079
voice: (281) 493-1311                        fax: (281) 667-3292

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-accelerated Filer ☐	Smaller reporting company ☐

Calculation Of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001, to be issued upon grant of stock from the Stock and Stock Option Plan	4,000,000 shares	$1.28	$5,120,000.00	$205.00

(1)
The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee.  Computation is based on the closing price of the common stock on the Amex under the stock symbol “HDY” on March 13, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

  There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by HYPERDYNAMICS CORPORATION (the "Registrant"):

1.	The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2.	Prospectus dated October 19, 2007 filed pursuant to Rule 424(b); and, dated February 13, 2008 filed pursuant to Rule 424(b).

3.
All other reports filed pursuant to Section 1(a) or 15(d) of the Exchange Act since the end of our last fiscal year which are Form 10-Q’s, as amended, for the quarters ended September 30, 2007 and December 31, 2007; and Form 8-Ks filed July 5, 2007, July 18, 2007, August 6, 2007, December 4, 2007, December 11, 2007, December 13, 2007, December 17 2007, February 8, 2008, March 7, 2008 and March 10 2008.

4.	The description of our securities contained in the Registrant's Form SB-2 filed February 5, 2000, and Form 8-K filed June 15, 2001.

5.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

  Not applicable

Item 5.	Interests of Named Experts and Counsel.

  Joel Seidner, Esq., Attorney At Law, 880 Tully Road, Suite 50, Houston, Texas 77079, voice: (281) 493-1311, fax: (281) 667-3292 has acted as our legal counsel for this offering.  The validity of the shares offered by this prospectus has been passed upon for us by Mr. Seidner.

  Our consolidated balance sheets as of June 30, 2007 and 2006, and the consolidated statements of operations, stockholders' deficit, and cash flows, for each of the three years in the period ended June 30, 2007 have been incorporated by reference to our Form 10-K for the fiscal year ended June 30, 2007 in reliance on the report of Malone & Bailey, PC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

  Disclosure of our proven petroleum reserves have been incorporated by reference to our Form 10-K for the fiscal year ended June 30, 2007 in reliance on the report of Michael F. Stell, PE, SVP, Ryder Scott Company, L.P. of Houston, Texas, given on the authority of that firm as petroleum consultant experts.

Item 6.	Indemnification of Directors and Officers.

  The Delaware General Corporation Law and our Bylaws provide that we will indemnify our directors and officers if they are a party to any civil or criminal action.  This may discourage claimants from making claims against the directors and officers even if the claims have merit.  The cost of indemnification could be high.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

  Not applicable.

Item 8.	Exhibits.

Exhibit	Exhibit
Number	Name

4.1	Stock and Stock Option Plan, as amended.

5.1	Opinion of Counsel with respect to the legality of the securities being registered.

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Malone & Bailey, PC.

23.3	Consent of Ryder Scott Company, L.P.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

a.	Rule 415 Offering.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	Filings incorporating subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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f.	-------

g.	-------

h.	Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

1.	Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

2.
The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

3.	The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sugar Land, State of Texas on March 17, 2008.

HYPERDYNAMICS CORPORATION

March 17, 2008	By: /s/ Kent Watts
Kent Watts
Chairman of the Board, Director,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kent Watts	Chairman of the Board,
Kent Watts	Director, President and
	Chief Executive Officer	March 17, 2008

/s/ Harold A. Poling	Director
Harold A. Poling		March 17, 2008

Harry J. Briers	Director
	and Executive Vice-president	_______, 2008

/s/ Al Young	Director
Al Young		March 17, 2008

/s/ L. Gene Stohler	Director
L. Gene Stohler		March 17, 2008

/s/ Charles H. Andrews	Director
Charles H. Andrews		March 17, 2008

/s/ Steven M. Plumb	Principal Accounting Officer
Steven M. Plumb	and Chief Financial Officer	March 17, 2008